UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2009

FLEETWOOD ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-7699 (Commission File No.)	95-1948322 (IRS Employer Identification No.)

3125 Myers Street, Riverside, California 92503-5527

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (951) 351-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03                    Bankruptcy or Receivership.

On March 10, 2009, Fleetwood Enterprises, Inc. (“Fleetwood”) and certain of its direct and indirect subsidiaries (collectively with Fleetwood, the “Debtors”) filed voluntary petitions for reorganization relief under the provisions of chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Central District of California, Riverside Division (the “Bankruptcy Court”).  The Debtors’ have filed a motion with the Bankruptcy Court for entry of an order directing joint administration of the Debtors’ chapter 11 cases (the “Chapter 11 Cases”) under Fleetwood’s caption and case number, In re: Fleetwood Enterprises, Inc. et al., Chapter 11 Case No. 09-14254-BB.  The Debtors plan to continue to operate their businesses as “debtors-in-possession” under jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

On March 10, 2009, Fleetwood issued a press release relating to the Chapter 11 Cases, a copy of which is filed herewith as Exhibit 99.1.

Item 2.04                    Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases constituted an event of default or otherwise triggered the acceleration of (or the right to accelerate) repayment obligations under a number of prepetition instruments and agreements relating to the Debtors (the “Debt Documents”).  As a result, all debt outstanding (including, but not limited to, any accrued and unpaid interest thereon) under the Debt Documents became (or may become) immediately due and payable, subject to the applicable provisions of the Bankruptcy Code.  Any efforts by creditors to enforce the repayment obligations under the Debt Documents are stayed as a result of the Chapter 11 Cases and are subject to the applicable provisions of the Bankruptcy Code.  The approximate principal amount of debt currently outstanding under certain of the Debt Documents, the acceleration of which is material to Fleetwood, is as follows:

1.                           $61.7 million in outstanding letters of credit, under that certain Third Amended and Restated Credit Agreement, dated as of January 5, 2007, among Fleetwood, Fleetwood Holdings, Inc. and its subsidiaries listed on the signature pages thereof, and the lenders party thereto, as amended (the “Credit Facility”), and the guarantee of the obligations under the Credit Facility by Fleetwood pursuant to that certain Third Amended and Restated Fleetwood Guaranty, dated as of January 5, 2007, between Fleetwood and Bank of America, N.A.

2.                           $81.4 million in aggregate principal amount of 14% Senior Secured Notes due 2011, issued under that certain Indenture, dated as of December 12, 2008, among Fleetwood, the guarantor parties thereto and Deutsche Bank Trust Company Americas.

3.                           $1.1 million in aggregate principal amount of 5% Convertible Senior Subordinated Debentures due 2023, issued under that certain Indenture, dated as of December 22, 2003, between Fleetwood and The Bank of New York.

4.                           $151.3 million in aggregate principal amount of 6% Convertible Subordinated Debentures due 2028, issued under that certain Indenture, dated as of February 10, 1998, between Fleetwood and The Bank of New York.

5.                           $27.2 million in borrowings, pursuant to that certain Promissory Note, dated as of August 22, 2008 given by Fleetwood Motor Homes of California, Inc. and Fleetwood Homes of California, Inc. to ISIS Lending, LLC (the “ISIS Note”), and the guarantee by Fleetwood of the obligations under the ISIS Note pursuant to that certain Loan and Guaranty Agreement, dated as of August 22, 2008, between Fleetwood and ISIS Lending, LLC.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Press release dated March 10, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEETWOOD ENTERPRISES, INC.

Date: March 10, 2009	BY:	/s/ Leonard J. McGill
Leonard J. McGill
Senior Vice President, Corporate Development, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated March 10, 2009.